Exhibit 99.1










FOR IMMEDIATE RELEASE
Leucadia National Corporation Contact:  Laura Ulbrandt (212) 460-1900

         LEUCADIA NATIONAL CORPORATION SUBMITS FURTHER REVISED PROPOSAL
                        TO ACQUIRE PLAINS RESOURCES INC.

NEW YORK, NEW YORK, March 19, 2004 - Leucadia National Corporation (LUK - NYSE and PCX) announced that today it submitted the following proposal letter to Plains Resources Inc. (PLX - NYSE):

                          Leucadia National Corporation
                              315 Park Avenue South
                               New York, NY 10010



                                                          March 19, 2004


Plains Resources Inc.
700 Milam Street, Suite 2100
Houston, TX 77002
Attn: The Special Committee of the Board of Directors

                  Dear Sirs:

                  We were disappointed that the Special Committee rejected our revised March 5th proposal to Plains Resources Inc. ("PLX" or the "Company"). We and the other shareholders of PLX (as indicated by the current trading price of PLX) are convinced that our proposal provides materially superior value than the previously announced $16.75 transaction with management (the "$16.75 Transaction").

                  Notwithstanding the above, in an effort to present an offer that you will have no choice but to acknowledge as superior to the $16.75 Transaction, we have increased our offer and have made a number of other material improvements to our proposal. The modified terms of our revised proposal are responsive to the issues raised by the Company in its press release and are reflective of further input we have received from PLX shareholders.

                  In the transaction, Leucadia National Corporation ("Leucadia"), a NYSE-listed corporation (Ticker: LUK) and/or any of its respective affiliates through a newly formed entity (the "Buyer") would acquire 100% of the outstanding stock of PLX (the "Transaction"). The Transaction consideration would be comprised of PLX notes, PLX preferred stock (the "Notes" and the "Preferred", together the "Securities") and cash. Subsequent to the closing of the Transaction, Leucadia will commence a tender offer (the "Tender Offer") for $25 million of the Preferred issued in the Transaction at a price of $35.00 per share and $75 million of the Notes at a price of $35.00 per Note.

                  We believe the minimum per share value of the Transaction (inclusive of the cash consideration) based on the Tender Offer price for the Securities would be $18.00 per PLX share. We believe the actual value of the Transaction to PLX shareholders will be approximately $18.75 per share, with the Notes valued at par and the Preferred valued at the same current yield as the PAA Units.

                  You will note the following substantial improvements to our March 5 proposal:

(i)       We have reduced our due diligence condition to five days.

(ii) We have reduced Transaction leverage by approximately $100 million. While the $16.75 Transaction uses somewhat less leverage than our modified proposal, it is financed with LIBOR or Prime-based, secured bank and subordinate financing due in six years. This short-term financing increases basis risk (LIBOR or Prime versus the PAA Unit payout) and near-term refinancing risk. By comparison, our Transaction provides for match funded, 20-year bond financing, which can be satisfied with PAA Units held by PLX or cash. As a result, the structure of our Transaction financing substantially lowers refinancing risk for PLX. We, therefore, believe that our Transaction affords a substantially better credit profile for PLX than the alternative transaction, and, as a result, provides substantially less ratings downgrade risk for PAA.

(iii) We are issuing approximately 9.543 million Notes with an aggregate face amount of $334 million, but we are providing that all 12.4 million units ("PAA Units") of Plains All American Pipeline LP ("PAA") serve as secured collateral for the Notes. As a result, the Notes will be overcollateralized by approximately 25% based on the $417 million current market value of the PAA Units held by PLX and the face amount of the Notes.

(iv) We have eliminated the ability of the issuer to defer interest payments on the Notes.

(v) We are issuing 2.857 million shares or approximately $106 million of Preferred with a $37.00 liquidation preference that will pay dividends at a rate $0.525 per annum higher than the distributions on the PAA Units. Based on the current distribution rate of the PAA Units, the initial yield on the Preferred's $37.00 liquidation preference would be 7.5%. We believe that the Preferred will be particularly appealing for non-corporate taxable investors because qualifying dividends received by non-corporate shareholders are taxed at the 15% dividend rate.

(vi) We have increased the face amount of the Notes to the greater of (i) $35.00 per Note or (ii) the fair market value of a PAA Unit plus $0.25 at the time of closing.

(vii) We have provided that the $100 million Tender Offer will be in the form of a firm commitment from Leucadia for 2.143 million Notes at $35.00 per Note and for 714,286 shares of Preferred at $35.00 per share.

(viii) By offering the Preferred stock consideration, we are creating the opportunity that a portion of the Transaction consideration may be tax free to PLX shareholders.

(ix) Option holders will not be required to invest cash to exercise their options in order to receive the Transaction consideration.

(x) The Transaction allows PLX shareholders to elect whichever form of consideration they prefer, subject to proration, to better satisfy the divergent tax, risk, and reward profiles of PLX's shareholder base.

(xi) PLX will remain a NYSE listed (or other national exchange) public reporting company and a subsidiary of a well regarded, investment-grade public company with an outstanding long-term track record.

                  1. Structure of Acquisition. In the Transaction, a subsidiary of the Buyer would be merged with and into PLX, with PLX as the surviving corporation. In the Transaction, PLX will issue approximately 9.543 million Notes, 2.857 million shares of Preferred and cash of $12.9 million. In the merger, existing stockholders of PLX will have the opportunity to elect cash, the Notes and/or the Preferred in exchange for their existing PLX securities, subject to proration. Leucadia will fund the acquisition entity with sufficient cash to pay off the existing indebtedness of PLX and fund the Transaction cash consideration and transaction costs.

         At issuance, the Notes will have a face value of the greater of (i) $35.00 per Note or (ii) the fair market value of a PAA Unit plus $0.25. The Preferred will have a liquidation preference of $37.00.

                  Assuming shareholders elect to receive a pro rata distribution of the Transaction consideration, shareholders would receive 0.3843 of a Note,
0.1151 shares of Preferred and $0.52 in cash for each share of PLX. Options and other interests convertible into shares of common stock of PLX will be cancelled and exchanged for the economic equivalent of a pro-rata share of the merger consideration in accordance with the terms of such securities. Option holders will not be required to invest cash to exercise their options in order to receive the Transaction consideration.

                  The Notes will be senior secured obligations of PLX collateralized by all 12.4 million PAA Units held by PLX, which will be the surviving company in the merger and as such will be full recourse obligations of PLX. Based on yesterday's closing price of a PAA Unit, the $334 million face amount of Notes would be secured by approximately $417 million in market value of PAA Units, providing for approximately 25% overcollateralization.

                  The Notes will provide holders thereof with returns based upon the income from and value of the PAA Units. A Note will pay quarterly interest in an amount equal to the quarterly distribution paid on one PAA Unit. For example, if the Notes were currently issued and outstanding, they would pay quarterly interest in an amount equal to PAA's current distribution of $0.5625 for a current yield of 6.4% (approximately 200 basis points over the interpolated Treasury) on their face amount of $35.00, subject to an annual minimum interest rate of $1.00 per Note. If PAA raises or lowers its distribution, the quarterly interest rate will be adjusted accordingly. If, at the end of the year, the aggregate quarterly interest payments are less than $1.00, PLX shall make an interest payment equal to the difference.

                  The Notes will mature 20 years after issuance. At maturity, PLX will owe the Note face amount plus, the amount, if any, by which the fair market value of one PAA Unit exceeds the face amount. At maturity, PLX may satisfy its obligations by (i) paying cash to the holders of Notes or (ii) exchanging PAA Units for outstanding Notes at the then market price of the PAA Units or (iii) any combination of (i) and (ii). The principal terms of the Notes are set forth on the attached term sheet.

                  The Notes will participate in the upside of PAA Units through increases in PAA distributions and increases in the face amount of the Note at maturity based on growth in the market value of PAA. In addition, the Notes will have substantial downside protection due to their minimum $35.00 face value, the overcollateralization provided by their secured interest in marketable securities, and their full recourse against PLX.

                  The Notes are designed to permit investors who cannot own, or choose not to own, MLP securities the opportunity to participate in the quarterly cash flows and upside of PAA. We therefore anticipate that the Note owners will be tax-exempt investors, offshore investors, IRAs, pension funds, and institutional investors whose performance is based on pre-tax performance, and/or other investors who prefer to, or can only participate in, the value creation at PAA through the Notes, rather than by ownership of the PAA Units directly.

                  The Preferred will be a perpetual preferred that will pay a quarterly dividend equal to the distribution paid on a PAA Unit plus $0.13125 per quarter for an incremental annual yield of $0.525 more than the yield on a PAA Unit for a current yield of 7.5% at the $37.00 liquidation preference. The Preferred dividend will increase or decrease based on the then current quarterly distribution of PAA. For example, if the Preferred were currently issued and outstanding, it would pay a quarterly dividend in an amount equal to PAA's current distribution of $0.5625 plus $0.13125 for a current quarterly dividend of $0.69375.

                  The Preferred will have other traditional preferred stock covenants, as more fully set forth on the attached term sheet summarizing the principal terms of the Preferred. We expect the Preferred to be suitable for all investors. In light of the favorable 15% tax rate for qualifying dividends, we believe the Preferred will be particularly appealing to non-corporate taxable investors.

                  We believe that the additional potential investor base afforded by the Notes and the Preferred will provide PAA with a substantial alternate source of future capital in the event that it, in the future, elects to issue MLP "I-shares" or similar securities designed to appeal to a wider universe of investors.

                  The Transaction will afford the opportunity for PLX shareholders to elect to receive whichever form of consideration they prefer, subject to proration. This will allow shareholders with differing risk, reward, and/or tax objectives to maximize the value of the Transaction to them. For example, depending upon certain factors, holders who elect to receive the Preferred may have the opportunity to reduce capital gains taxes on the Transaction.

                  Thirty to sixty days subsequent to the closing of the Transaction, Leucadia commits to launch, or cause one of its affiliates to launch, the Tender Offer for 2.143 million Notes at $35.00 per Note and for 714,286 shares of Preferred at $35.00 per share for a total of $100 million. By allowing the Notes and the Preferred to trade in the market for a minimum of 60 days after the closing of the Leucadia Transaction and before the closing of the Tender Offer, PLX shareholders will have the opportunity to monitor the trading price of the Securities and can elect at their option to sell the Notes and/or the Preferred in the market, in the Tender Offer, or to retain the Securities.

                  We will endeavor to cause a when-issued market to develop in the Securities prior to the consummation of the Transaction as promptly as permissible subject to regulatory requirements.

                  We note from our reading of the merger agreement and proxy that the $16.75 Transaction has numerous financing and other contingencies, including contingencies that are under the control of Mr. James C. Flores, Mr. John T. Raymond, and Mr. Paul G. Allen. By comparison, upon the execution of the Leucadia Transaction merger agreement, the Leucadia Transaction will have no financing contingencies or other contingencies under the control of Leucadia's principals.

                  Leucadia will fund the Transaction and the Tender Offer with readily available cash, cash equivalents and marketable securities which totaled $1,194,500,000 as of December 31, 2003, Leucadia's last publicly filed financial statement, excluding amounts held by subsidiaries subject to regulatory or other dividend payment restrictions.

                  The Notes and the Preferred will be registered securities, and PLX will continue to file 10-Ks, 10-Qs, and other required filings as an SEC registered issuer. We expect that the Notes and the Preferred will be listed for trading on the New York Stock Exchange (or another national securities exchange or market).

                  We believe the Notes and the Preferred will not be considered an interest in a partnership for tax purposes and owners of Notes will not receive K-1s, nor will they bear any flow-through income from PAA. In light of the fact that many investors who own shares of PLX do so to participate indirectly in the value of PAA because they are not permitted to own PAA Units, we believe that the Securities will be a superior alternative to PLX stock for existing owners of PLX as well as for other non-MLP investors, particularly because the Securities, unlike PLX stock, will pay quarterly cash payments.

                  We anticipate that the Notes will trade at a premium to PAA Units because of several factors: (1) a greater universe of investors will be able to purchase the Notes rather than PAA Units, (2) the number of Notes outstanding will be limited to a maximum of 9.543 million, (3) the Note face amount will be secured by the $417 million of PAA Units held by PLX providing 25% overcollateralization for the $334 million of Note principal, and will be fully recourse against PLX.

                  We believe the Notes will be considered by investors to be superior to MLP I-shares because they will pay a current distribution in cash rather than stock, and because the holder of a Note will, at their maturity, receive the greater of the face amount of the Note, or the fair market value of PAA Units, in cash or, if PLX chooses, PAA Units.

                  We believe that the Preferred will trade at a premium to PAA because of several factors: (1) the Preferred will pay $0.525 per annum higher dividends than the then current distribution on PAA Units, (2) the favorable tax rate for qualifying dividends, (3) the number of shares of Preferred outstanding will be limited to a maximum of 2.857 million, and (4) a greater universe of investors will be able to purchase the Preferred rather than PAA Units.

                  2. Effect of Proposal. This letter expresses the proposal of Leucadia only and is not intended to, and does not create a legally binding commitment or obligation on the part of Leucadia or its affiliates to effect a transaction with PLX (it being understood that any such legally binding obligation shall only be set forth in a definitive merger agreement that has been executed and delivered by Buyer and PLX). It is understood that Leucadia and its affiliates shall not be legally bound to PLX by reason of this proposal, nor shall rights, liabilities or obligations arise as a result of this proposal or any other written or oral communications between Leucadia or its affiliates on the one hand, and PLX or its representatives on the other hand.

                  We believe that the proposal set forth herein constitutes a Superior Proposal (as defined in the $16.75 Transaction merger agreement) and allows PLX to engage in negotiations with us. We are extremely interested in completing the transactions contemplated hereby. We are committed to work with PLX and its advisors in good faith to finalize the transaction and the detailed Securities covenants on terms, which are mutually agreeable.

                  We hereby request an in-person meeting with the special committee and its legal, financial and tax advisors so that we have an opportunity to address any potential remaining concerns that you have so that we may complete this transaction.

                                    Very truly yours,

                                    LEUCADIA NATIONAL CORPORATION

                                    By:/s/ Ian M. Cumming
                                       -----------------------
                                    Name: Ian M. Cumming
                                    Title: Chairman of the Board


                               Terms of the Notes

    ------------------------------- -------------------------------------------
    Issuer:                         PLX, the surviving company in the merger.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Structure:                      The Notes will be issued pursuant a merger
                                    of a subsidiary of a newly created company
                                    with and into PLX, with PLX being the
                                    surviving company in the merger.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Securities Offered:             The Notes will be issued under an indenture.
                                    Approximately 9,543,000 Notes will be issued
                                    in the merger.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Face Amount:                    The face amount of each Note will be
                                    the greater of (i) $35.00 or (ii) the fair
                                    market value of one PAA Unit on the day
                                    prior to the consummation of the merger plus
                                    $0.25 per Note.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Maturity:                       The Notes will mature 20 years after
                                    issuance.  At maturity, PLX will owe the
                                    face amount plus, the amount, if any, by
                                    which the fair market value of one PAA Unit
                                    as of the maturity date exceeds the face
                                    amount.  At maturity, PLX may satisfy its
                                    obligations by (i) paying in cash or (ii)
                                    exchanging PAA Units for outstanding
                                    Notes at the then fair market value of the
                                    PAA Units or (iii) any combination of (i)
                                    and (ii).
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------

    Registration and Listing:       The Notes will be registered securities and
                                    are expected to be listed for trading on the
                                    New York Stock Exchange (or another national
                                    securities exchange or market).
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Interest:                       Interest shall be paid on a quarterly basis
                                    in an amount equal to the quarterly
                                    distributions received on one PAA Unit. If
                                    at the end of the year, the aggregate of the
                                    quarterly interest payments made on the
                                    Notes is less than $1.00, PLX shall pay
                                    interest equal to the difference.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Interest Payments:              Interest payments on the Notes shall be
                                    payable quarterly in cash in arrears.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Repurchase of Notes:            Leucadia or one of its affiliates shall
                                    commence a tender offer thirty to sixty
                                    days subsequent to the issuance of the
                                    Notes to purchase approximately $75 million
                                    of Notes at $35.00 per Note.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Redemption:                     The Notes will not be redeemable prior to
                                    maturity.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Security:                       Each Note will be secured by approximately
                                    1.30 PAA Units.  The Notes will also contain
                                    provisions relating to the protection and
                                    substitution of collateral.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Covenants:                      The Notes will contain covenants relating to
                                    (1) payment of interest, (2) provision of
                                    reports, (3) restrictions on incurrence of
                                    additional indebtedness, (4) restrictions on
                                    transactions with affiliates, (5)
                                    restrictions on payment of dividends, (6)
                                    restrictions on asset sales, and (7)
                                    restrictions on liens.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Amendments:                     Customary provisions permitting amendments
                                    to the indenture with the consent of a
                                    majority of the principal amount of units
                                    outstanding, provided, that without the
                                    consent of each holder of notes, an
                                    amendment or waiver may not: (1) reduce the
                                    principal amount of notes whose holders must
                                    consent to an amendment, supplement or
                                    waiver (subject to PLX's right to prepay);
                                    (2) reduce the principal of or change the
                                    fixed maturity of any note; (3) reduce the
                                    rate of or change the time for payment of
                                    interest; (4) waive a default or event of
                                    default in the payment of principal or
                                    premium, or interest on the notes (except a
                                    rescission of acceleration and a waiver of a
                                    payment default that resulted in such
                                    acceleration); (5) make any note payable in
                                    money other than as stated in the notes;
                                    (6) make any change in the provisions
                                    relating to the waiver of past defaults or
                                    the rights of holders to receive payments of
                                    principal, premium or interest; or (7) make
                                    a change in the foregoing amendment and
                                    waiver section.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Governing Law:                  The indenture and the Notes will be governed
                                    by New York law.
    ------------------------------- --------------------------------------------

                             Terms of the Preferred

    ------------------------------- --------------------------------------------
    Issuer:                         PLX, the surviving company in the merger.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Structure:                      The Preferred will be issued pursuant a
                                    merger of a subsidiary of a newly created
                                    company with and into PLX, with PLX being
                                    the surviving company in the merger.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Securities Offered:             Approximately 2,857,000 shares of Preferred
                                    will be issued in the merger.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Liquidation Preference:         The liquidation preference of each share of
                                    Preferred is $37.00, plus an amount equal to
                                    accumulated and unpaid dividends and
                                    distributions thereon, whether or not
                                    declared.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Ranking:                        With respect to the payment of dividends and
                                    amounts upon liquidation, the Preferred will
                                    rank senior to all other classes of stock
                                    of PLX.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Term:                           The Preferred will have a perpetual
                                    existence.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Registration and Listing:       The Preferred will be a registered security
                                    and is expected to be listed for trading on
                                    the New York Stock Exchange (or another
                                    national securities exchange or market).
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Voting Rights:                  Holders of shares of Preferred shall not
                                    have any voting rights, except as set forth
                                    herein or required by applicable law.
                                    If at any time dividends on the Preferred
                                    shall be in arrears for six (6) or more
                                    quarterly periods, holders of Preferred, may
                                    (by majority vote, voting together as a
                                    class) elect two additional directors to
                                    PLX's Board of Directors until such time as
                                    all accumulated dividends have been paid in
                                    full or set aside for payment in full.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Protective Provisions:          For so long as any shares of Preferred
                                    remain outstanding, PLX shall not, without
                                    the consent of the holders of at least a
                                    majority of the Preferred outstanding at the
                                    time, amend, alter or repeal the provisions
                                    of its Certificate of Incorporation, whether
                                    by merger, consolidation or otherwise, so as
                                    to adversely affect any right, privilege or
                                    voting power of the Preferred or the holders
                                    thereof.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Dividends:                      The Preferred will provide for cumulative
                                    quarterly dividends, when, as and if
                                    declared by the Board of Directors of PLX,
                                    out of funds legally available therefor,
                                    in cash, in an amount equal to the amount
                                    of the quarterly distributions received on
                                    one PAA Unit, plus $0.13125 per share.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Dividend Date:                  Dividends on the Preferred shall be payable
                                    quarterly in cash in arrears.
    ------------------------------- --------------------------------------------
    ------------------------------- --------------------------------------------
    Repurchase of Preferred:        Leucadia or one of its affiliates shall
                                    commence a tender offer thirty to sixty days
                                    subsequent to the issuance of the Preferred
                                    to purchase $25 million of Preferred at
                                    $35.00 per share.
    ------------------------------- --------------------------------------------
                                       "

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any offer will only be made through a prospectus, which is part of a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Plains Resources shareholders are urged to carefully read the registration statement and the prospectus included therein, and the proxy statement and other documents relating to an offer, when they become available because these documents will contain important information relating to the offer. You may obtain a free copy of these documents after they have been filed with the SEC, and other documents filed by Leucadia with the SEC, at the SEC's website at www.sec.gov. Once a registration statement, as well as any documents incorporated by reference therein and a proxy statement have been filed with the SEC, you will also be able to inspect and copy these documents at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. YOU SHOULD CAREFULLY READ THE PROSPECTUS AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BEFORE MAKING A DECISION CONCERNING AN OFFER.